Exhibit 99.2
Fourth Quarter 2006
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its annual report on Form 10-K dated December 31, 2005, as amended; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters, including the Americans with Disabilities Act and the Fair Housing Act; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s annual report on Form 10-K, as amended, dated December 31, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental	$72,439	$67,958	$282,650	$264,763
Other property revenues	4,110	3,803	17,044	15,478
Other	202	59	402	255

Total revenues	76,751	71,820	300,096	280,496

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,328	31,283	137,172	128,115
Depreciation	17,227	16,896	67,328	70,435
General and administrative	5,038	4,800	18,502	18,307
Investment, development and other (1)	1,924	974	6,424	4,711
Severance charges (2)	—	796	—	796

Total expenses	58,517	54,749	229,426	222,364

Operating income	18,234	17,071	70,670	58,132

Interest income	279	78	1,261	661
Interest expense	(13,199)	(12,916)	(54,049)	(55,638)
Amortization of deferred financing costs	(875)	(954)	(3,526)	(4,661)
Gains (losses) on sales of condominiums, net (3)	2,356	(163)	12,378	(531)
Equity in income of unconsolidated real estate entities	562	473	1,813	1,767
Other income (4)	—	—	3,095	5,267
Minority interest in consolidated property partnerships	(80)	28	(257)	239
Minority interest of common unitholders	(82)	(108)	(451)	120

Income from continuing operations	7,195	3,509	30,934	5,356

Discontinued operations (5)
Income from discontinued property operations, net of minority interest	691	1,070	3,774	6,638
Gains on sales of real estate assets, net of minority interest and provision for income taxes	39,362	1,007	67,247	132,997
Loss on early extinguishment of indebtedness, net of minority interest (6)	(365)	—	(486)	(3,043)

Income from discontinued operations	39,688	2,077	70,535	136,592

Net income	46,883	5,586	101,469	141,948
Dividends to preferred shareholders	(1,909)	(1,909)	(7,637)	(7,637)

Net income available to common shareholders	$44,974	$3,677	$93,832	$134,311

Per common share data — Basic (7)
Income (loss) from continuing operations (net of preferred dividends)	$0.12	$0.04	$0.54	$(0.06)
Income from discontinued operations	0.91	0.05	1.65	3.40

Net income available to common shareholders	$1.04	$0.09	$2.19	$3.34

Weighted average common shares outstanding — basic	43,392	40,908	42,812	40,217

Per common share data — Diluted (7)
Income (loss) from continuing operations (net of preferred dividends)	$0.12	$0.04	$0.53	$(0.06)
Income from discontinued operations	0.90	0.05	1.62	3.40

Net income available to common shareholders	$1.02	$0.09	$2.15	$3.34

Weighted average common shares outstanding — diluted	44,175	41,513	43,594	40,217

Dividends declared	$0.45	$0.45	$1.80	$1.80

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)
(1)	Investment, development and other expenses for the three months and year ended December 31, 2006 and 2005 include investment group expenses, development personnel and associated costs not allocable to current development projects.

(2)	In the fourth quarter of 2005, the Company recorded additional expenses of $796 relating to changes in the estimated future costs of certain benefits granted to former executive officers under prior employment or settlement agreements. The estimated future cost increases primarily relate to increased fuel and other operating costs and expenses associated with certain fractional aircraft benefits provided to such executives.

(3)	In the three months and year ended December 31, 2006, income from continuing operations included net gains from condominium sales activities at condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed selling, marketing and other costs associated with new condominium communities under development totaling $308 and $163 for the three months and $706 and $531 for the year ended December 31, 2006 and 2005, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (5) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months and year ended December 31, 2006 and 2005 was as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Condominium revenues	$8,123	$—	$33,364	$—
Condominium costs and expenses	(5,767)	(163)	(20,986)	(531)

Gains (losses) on sales of condominiums, net	$2,356	$(163)	$12,378	$(531)

(4)	In the year ended December 31, 2006, other income includes a gain on the sale of marketable securities of $573, an additional gain on sale of its prior investment in Rent.com, a privately-held internet leasing company, of $325 resulting from the receipt of previously escrowed proceeds under the prior year sale, a $503 gain on the sale of a land parcel and additional income totaling $1,655 resulting from the net increase in the market value of an ineffective cash flow hedge prior to its termination in April 2006. In the year ended December 31, 2005, the Company sold its investment in Rent.com and recognized a gain of $5,267.

(5)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months and year ended December 31, 2006, income from discontinued operations included the operating results of one apartment community, containing 182 units classified as held for sale, one condominium conversion community classified as held for sale and the operations of three apartment communities, containing 1,340 units, through their sale dates in 2006. For the three months and year ended December 31, 2005, income from discontinued operations included the operating results of one apartment community and one condominium conversion community classified as held for sale at December 31, 2006, the operations of three apartment communities sold in 2006, six communities sold in 2005 and one condominium conversion community through its sell-out date in 2005.

The operating revenues and expenses of these communities for the three months and year ended December 31, 2006 and 2005 were as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental	$1,791	$3,836	$12,146	$27,965
Other property revenues	154	375	1,282	2,805

Total revenues	1,945	4,211	13,428	30,770

Expenses
Property operating and maintenance (exclusive of items shown separately below)	965	1,581	5,269	13,135
Depreciation	—	1,453	1,639	5,812
Interest	279	680	2,673	5,421
Minority interest in consolidated property partnerships	—	—	—	14

Total expenses	1,244	3,714	9,581	24,382

Income from discontinued property operations before minority interest	701	497	3,847	6,388
Minority interest	(10)	573	(73)	250

Income from discontinued property operations	$691	$1,070	$3,774	$6,638

For the three months ended December 31, 2006, the Company recognized net gains in discontinued operations of $40,204 ($39,471 net of minority interest), from the sale of two apartment communities, containing 644 units. For the year ended December 31, 2006, the Company recognized net gains in discontinued operations of $68,324 ($67,026 net of minority interest) from the sale of three apartment communities, containing 1,340 units. These sales generated net proceeds of approximately $56,131 for the three months and $173,007 (including $40,000 of secured indebtedness assumed by the purchaser) for the year ended December 31, 2006, respectively.

For the three months and year ended December 31, 2006 and 2005, gains on sales of real estate assets included in discontinued operations also includes net gains (losses) from condominium sales at two condominium conversion communities. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three months and year ended December 31, 2006 and 2005 was as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Condominium revenues	$300	$5,995	$7,322	$56,012
Condominium costs and expenses	(412)	(5,069)	(7,097)	(39,200)

Gains (losses) on condominium sales, before minority interest and income taxes	(112)	926	225	16,812
Minority interest	3	22	(4)	(814)
Provision for income taxes	—	59	—	(594)

Gains (losses) on condominium sales, net of minority interest and income taxes	$(109)	$1,007	$221	$15,404

For the year ended December 31, 2005, the Company recognized net gains in discontinued operations of $124,425 ($117,593 net of minority interest) from the sale of six apartment communities, containing 3,047 units. The sales generated net proceeds of approximately $229,249, including $81,560 of tax-exempt secured indebtedness assumed by the purchasers.

(6)	For the three months ended December 31, 2006, the loss on early extinguishment of indebtedness includes the write-off of unamortized deferred costs of $230 ($226 net of minority interest) relating to the retirement of secured indebtedness in connection with the sale of one community, containing 496 units, and a loss of $142 ($139 net of minority interest) due to the ineffectiveness of a related interest rate cap agreement. For the year ended December 31, 2006, the loss on early extinguishment of indebtedness includes the write-off unamortized deferred costs of $353 ($347 net of minority interest) and the loss on the interest rate cap agreement discussed herein relating to the secured indebtedness retired in the fourth quarter and additional secured indebtedness assumed by the purchaser in connection with the sale of one apartment community in the third quarter of 2006.

For the year ended December 31, 2005, the loss on early extinguishment of indebtedness included the write-off of unamortized deferred costs of $2,265 ($2,142 net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of two communities in May 2005 and one community in August 2005, plus a loss of $955 ($901 net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(7)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2006, there were 44,191 units of the Operating Partnership outstanding, of which 43,486, or 98.4%, were owned by the Company. For the year ended December 31, 2005, the potential dilution from the Company’s outstanding stock options and awards of 400 shares was antidilutive to the continuing operations per share calculation. As such, the amount was excluded from weighted average shares and units and the income (loss) per share calculations for the year ended December 31, 2005.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income available to common shareholders	$44,974	$3,677	$93,832	$134,311
Minority interest of common unitholders - continuing operations	82	108	451	(120)
Minority interest in discontinued operations (1)	733	(595)	1,366	7,219
Depreciation on wholly-owned real estate assets, net (2)	16,645	17,603	66,574	73,189
Depreciation on real estate assets held in unconsolidated entities	227	224	906	969
Gains on sales of real estate assets, net of provision for income taxes	(42,448)	(821)	(80,927)	(140,112)
Incremental gains on condominium sales, net of provision for income taxes (3)	174	821	1,406	8,280
Gains on sales of real estate assets — unconsolidated entities	(236)	(167)	(482)	(612)
Incremental gains on condominium sales — unconsolidated entities (3)	141	68	96	359

Funds from operations available to common shareholders and unitholders (A)	$20,292	$20,918	$83,222	$83,483

Funds from operations available to common shareholders and unitholders (A)	$20,292	$20,918	$83,222	$83,483
Annually recurring capital expenditures	(2,002)	(2,750)	(11,145)	(9,921)
Periodically recurring capital expenditures	(1,518)	(1,871)	(5,964)	(4,508)
Non-cash straight-line adjustment for ground lease expenses	322	310	1,248	1,250
Non-cash loss on early extinguishment of indebtedness associated with property sales	372	—	495	3,220
Non-cash income relating to mark-to-market of interest rate swap agreement	—	—	(1,655)	—

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$17,466	$16,607	$66,201	$73,524

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.46	$0.49	$1.91	$1.97
Adjusted funds from operations per share or unit (4) (B÷C)	$0.40	$0.39	$1.52	$1.74
Dividends declared	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding	43,392	40,908	42,812	40,217
Weighted average shares and units outstanding (C)	44,096	42,456	43,645	42,353

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.45	$0.49	$1.87	$1.95
Adjusted funds from operations per share or unit (4) (B÷D)	$0.39	$0.39	$1.49	$1.72
Dividends declared	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding (5)	44,175	41,513	43,594	40,616
Weighted average shares and units outstanding (5) (D)	44,880	43,060	44,427	42,752

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 19 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $557 and $615 for the three months and $3,480 and $1,771 for the year ended December 31, 2006 and 2005, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Diluted weighted average shares and units include 400 shares and units, for the year ended December 31, 2005 that were antidilutive to the income (loss) per share computations under generally accepted accounting principles.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold, under rehabilitation and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 28 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 48 communities containing 17,955 apartment units which were fully stabilized as of January 1, 2005, is summarized as follows:

	Three months ended			Year ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Rental and other revenues	$64,197	$61,156	5.0%	$252,761	$239,817	5.4%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,351	22,376	4.4%	95,871	91,742	4.5%

Same store net operating income	$40,846	$38,780	5.3%	$156,890	$148,075	6.0%

Capital expenditures (1)
Annually recurring:
Carpet	$791	$574	37.8%	$3,648	$2,625	39.0%
Other	923	1,839	(49.8)%	6,019	5,221	15.3%

Total annually recurring	1,714	2,413	(29.0)%	9,667	7,846	23.2%
Periodically recurring	971	1,591	(39.0)%	2,822	3,094	(8.8)%

Total capital expenditures (A)	$2,685	$4,004	(32.9)%	$12,489	$10,940	14.2%

Total capital expenditures per unit (A ÷ 17,955 units)	$150	$223	(32.9)%	$696	$609	14.2%

Average monthly rental rate per unit (2)	$1,199	$1,118	7.2%	$1,163	$1,106	5.2%

(1)	See Table 3 on page 31 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market -
Comparison of 2006 to 2005
(Increase (decrease) from same period in prior year)

	Three months ended				Year ended
	December 31, 2006				December 31, 2006
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	4.3%	9.0%	1.8%	(0.1)%	3.7%	7.5%	1.5%	0.8%
Dallas	2.1%	(2.3)%	5.8%	(1.8)%	4.0%	3.9%	4.0%	(0.6)%
Washington, DC	5.8%	(13.5)%	14.8%	(2.7)%	6.4%	(0.6)%	9.9%	(0.7)%
Tampa	8.7%	23.9%	(0.6)%	(5.4)%	8.7%	6.7%	10.0%	(1.7)%
Charlotte	5.2%	11.7%	2.6%	(5.2)%	7.5%	6.6%	7.9%	(1.0)%
New York	9.6%	(3.2)%	15.2%	(0.8)%	9.5%	2.8%	12.3%	0.1%
Houston	5.2%	(0.4)%	9.7%	(6.3)%	8.6%	(7.1)%	27.5%	1.7%
Orlando	4.2%	(11.0)%	15.6%	(4.6)%	7.9%	0.6%	13.3%	(2.5)%

Total	5.0%	4.4%	5.3%	(2.0)%	5.4%	4.5%	6.0%	0.0%

(1)	See Table 2 on page 29 for a reconciliation of these components of same store net operating income and Table 1 on page 28 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Year ended		Occupancy
	Apartment	December 31,	December 31,		December 31,		at December 31,
Market	Units	2006	2006	2005	2006	2005	2006 (2)
Atlanta	8,284	41.3%	94.9%	95.0%	94.5%	93.7%	94.9%
Dallas	3,607	15.5%	92.1%	93.9%	93.1%	93.7%	93.9%
Washington, DC	1,703	15.4%	94.4%	97.1%	96.6%	97.3%	94.2%
Tampa	1,877	10.0%	93.0%	98.4%	95.8%	97.5%	92.8%
Charlotte	1,065	6.0%	90.9%	96.1%	94.8%	95.8%	91.9%
New York	337	6.3%	95.5%	96.3%	96.1%	96.0%	94.1%
Houston	837	3.9%	90.6%	96.9%	93.1%	91.4%	92.2%
Orlando	245	1.6%	93.7%	98.3%	95.6%	98.1%	88.2%

Total	17,955	100.0%	93.7%	95.7%	94.7%	94.7%	94.0%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 92.8% and 94.8% for the three months ended December 31, 2006 and 2005, respectively, and 93.9% and 93.8% for the year ended December 31, 2006 and 2005, respectively. For the three months ended December 31, 2006 and 2005, net concessions were $310 and $317, respectively, and employee discounts were $211 and $136, respectively. For the year ended December 31, 2006 and 2005, net concessions were $1,255 and $1,632, respectively, and employee discounts were $765 and $564, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	December 31,	September 30,
	2006	2006	% Change
Rental and other revenues	$64,197	$64,350	(0.2)%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,351	24,973	(6.5)%

Same store net operating income (1)	$40,846	$39,377	3.7%

Average economic occupancy	93.7%	94.9%	(1.2)%

Average monthly rental rate per unit	$1,199	$1,178	1.8%

(1)	See Table 2 on page 29 for a reconciliation of these components of same store net operating income and Table 1 on page 28 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market -
Comparison of Fourth Quarter of 2006 to Third Quarter 2006
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(0.1)%	(6.4)%	4.0%	(0.3)%
Dallas	(1.8)%	(10.7)%	6.0%	(0.7)%
Washington, DC	(1.0)%	(22.4)%	9.6%	(3.1)%
Tampa	2.2%	15.1%	(5.8)%	(0.9)%
Charlotte	(3.0)%	(2.5)%	(3.3)%	(5.0)%
New York	2.4%	9.0%	0.2%	(0.7)%
Houston	0.5%	(13.2)%	13.4%	(1.3)%
Orlando	2.2%	(7.9)%	9.2%	(0.4)%

Total	(0.2)%	(6.5)%	3.7%	(1.2)%

(1)	See Table 2 on page 29 for a reconciliation of these components of same store net operating income and Table 1 on page 28 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate assets
Land	$278,448	$266,914
Building and improvements	1,821,123	1,789,479
Furniture, fixtures and equipment	204,318	207,497
Construction in progress	135,428	47,005
Land held for future development	92,800	62,511

	2,532,117	2,373,406
Less: accumulated depreciation	(547,477)	(516,954)
For-sale condominiums (1)	28,295	38,338
Assets held for sale, net of accumulated depreciation of $4,035 and $0 at December 31, 2006 and 2005, respectively	15,645	4,591

Total real estate assets	2,028,580	1,899,381
Investments in and advances to unconsolidated real estate entities	32,794	26,614
Cash and cash equivalents	3,663	6,410
Restricted cash	5,203	4,599
Deferred charges, net	12,400	11,624
Other assets	34,007	32,826

Total assets	$2,116,647	$1,981,454

Liabilities and shareholders’ equity
Indebtedness	$1,033,779	$980,615
Accounts payable and accrued expenses	75,403	53,429
Dividend and distribution payable	19,886	19,257
Accrued interest payable	4,885	5,478
Security deposits and prepaid rents	9,915	9,857

Total liabilities	1,143,868	1,068,636

Minority interest of common unitholders in Operating Partnership	14,056	26,764
Minority interests in consolidated real estate entities	2,268	5,045

Total minority interests	16,324	31,809

Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,603 and 41,394 shares issued, 43,486 and 41,394 shares outstanding at December 31, 2006 and 2005, respectively	436	414
Additional paid-in-capital	869,588	803,765
Accumulated earnings	97,567	86,315
Accumulated other comprehensive income (loss)	(3,490)	(4,208)
Deferred compensation	—	(3,625)

	964,130	882,690

Less common stock in treasury, at cost, 175 and 44 shares at December 31, 2006 and 2005, respectively	(7,675)	(1,681)

Total shareholders’ equity	956,455	881,009

Total liabilities and shareholders’ equity	$2,116,647	$1,981,454

(1)	Consists of two communities, originally containing 349 units, being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries.

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at December 31, 2006

			Weighted Average Rate (1)
		Percentage	Three months ended December 31,
Type of Indebtedness	Balance	of Total	2006	2005
Unsecured fixed rate senior notes	$560,000	54.2%	6.4%	6.5%
Secured conventional fixed rate notes	354,971	34.3%	6.2%	6.3%
Secured tax exempt variable rate notes (2)	9,895	1.0%	3.6%	3.5%
Unsecured lines of credit	108,913	10.5%	5.6%	4.0%

	$1,033,779	100.0%	6.2%	6.1%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (3)
Total fixed rate debt	$914,971	88.5%	6.2
Total variable rate debt	118,808	11.5%	4.6

Total debt	$1,033,779	100.0%	6.0

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
2007	$113,190		7.1%
2008	5,230		5.9%
2009	76,618		5.4%
2010	297,641	(4)	6.9%
2011	141,831		3.8%
Thereafter	399,269		5.9%

	$1,033,779

Debt Statistics

	Year ended
	December 31,
	2006	2005
Interest coverage ratio (5)(6)	2.6x	2.3x
Fixed charge coverage ratio (5)(7)	2.3x	2.1x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	39.9%	40.7%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	43.6%	44.5%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended December 31, 2005 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.0%.

(3)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(4)	Includes outstanding balances on lines of credit of $108,913 maturing in 2010.

(5)	Calculated for the year ended December 31, 2006 and 2005.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 32.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 32.

(8)	A computation of the debt ratios is included in Table 5 on page 33.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

As of
Covenant requirement (1)	December 31, 2006
Consolidated Debt to Total Assets cannot exceed 60%	39%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.04x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.60x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

As of
December 31, 2006
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,033,779

Total assets, as defined (B) (Table A)	$2,655,759

Computed ratio (A÷B)	39%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$354,971
Secured tax exempt variable rate notes	9,895

Total secured debt (C)	$364,866

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,033,779
Total secured debt (C)	364,866

Total unsecured debt (D)	$668,913

Total unencumbered assets, as defined (E) (Table A)	$2,036,625

Computed ratio (E÷D)	3.04x

Required minimum ratio	1.50x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$149,889

Annual Debt Service Charge, as defined (G) (Table B)	$57,708

Computed ratio (F÷G)	2.60x

Required minimum ratio	1.50x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A

As of
December 31, 2006
Total real estate assets	$2,028,580
Add:
Investments in and advances to unconsolidated real estate entities	32,794
Accumulated depreciation	547,477
Accumulated depreciation on assets held for sale	4,035
Other tangible assets	42,873

Total assets for public debt covenant computations	2,655,759
Less:
Encumbered real estate assets	(619,134)

Total unencumbered assets for public debt covenant computations	$2,036,625

Table B

Year ended
December 31, 2006
Consolidated income available for debt service

Net income	$101,469
Add:
Minority interests	1,817
Provision for income taxes	—

Income before minority interest and provision for income taxes	103,286

Add:
Depreciation	67,328
Depreciation (company share) of assets held in unconsolidated entities	906
Depreciation of discontinued operations	1,639
Amortization of deferred financing costs	3,526
Interest expense	54,049
Interest expense (company share) of assets held in unconsolidated entities	986
Interest expense of discontinued operations	2,673

Less:
Gains on sales of condominiums, net — continuing operations	(12,378)
Gains on sales of real estate assets — discontinued operations	(68,549)
Gains on sales of real estate assets — unconsolidated entities	(482)
Other income	(3,095)

Consolidated income available for debt service	$149,889

Annual debt service charge
Consolidated interest expense	$54,049
Interest expense (company share) of assets held in unconsolidated entities	986
Interest expense of discontinued operations	2,673

Annual debt service charge	$57,708

Post Properties, Inc.
Summary Of Communities Under Construction

									Quarter
							Costs		of	Estimated
							Incurred	Quarter of	First	Quarter of		Estimated	Units
		Number		Retail	Estimated		as of	Construction	Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units		Sq. Ft.	Cost		Dec. 31, 2006	Start	Available	Occupancy (1)	Leased	Sell-out	Contract (6)	Closed
					($ in millions)		($ in millions)
Apartments:
Post Alexander™	Atlanta, GA	307		—	$62.8		$17.3	2Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A
Post Carlyle Square™	Washington, D.C. Area	205		17,000	59.0		54.4	4Q 2004	4Q 2006	4Q 2007	43	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435		36,000	53.9		8.2	4Q 2006	4Q 2007	1Q 2009	—	N/A	N/A	N/A
Post Hyde Park® (expansion)	Tampa, FL	84		—	18.6	(5)	5.5	4Q 2006	1Q 2008	4Q 2008	—	N/A	N/A	N/A

Total Apartments		1,031		53,000	$194.3		$85.4				43

Weighted average projected property net operating income as a % of total		6.00	% -
estimated construction cost (3)		6.75%

Condominiums:
The Condominiums at Carlyle Square™(2)	Washington, D.C.Area	145			$45.3		$36.5	4Q 2004	2Q 2007	N/A	N/A	2Q 2008	94	—
Mercer Square™	Dallas, TX	85			17.3		8.5	2Q 2006	3Q 2007	N/A	N/A	3Q 2008	5	—

Total Condominiums		230			$62.6		$45.0						99	—

Weighted average projected pre-tax profit as a % of total estimated construction cost (4)		≥ 20%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	This project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment communities in their first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment communities. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities. There can be no assurance that these percentages will be achieved.

(4)	The Company defines “pre-tax profit” to equal projected net revenues from condominium activities less projected costs and expenses from condominium activities before the impact of income tax expense. There can be no assurance that such pre-tax profit percentages will be achieved.

(5)	Total estimated construction costs for the Post Hyde Park® expansion include the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that are being demolished to accommodate the expansion.

(6)	As of January 29, 2007, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development with the intent to begin construction over the next 12-18 months. The estimates and assumptions detailed below, including the timing of construction starts, the approximate number of units, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction on the projected timeline or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future. In certain situations, the Company may initiate a pre-sale program for for-sale condominium projects before it commences construction.

		Estimated Units		Estimated Retail
Project	Metro Area	For Rent	For Sale	Square Feet
3630 Peachtree (1)	Atlanta, GA	—	137	—
Allen Plaza I	Atlanta, GA	458	—	19,500

Bull Creek (2)	Austin, TX	330	—	—
South Lamar (2)	Austin, TX	280	—	18,000
Town Lake (Downtown)	Austin, TX	246	90	5,000

Frisco I	Dallas, TX	300	—	26,000

Midtown III	Houston, TX	121	—	12,200

Wade I (2)	Raleigh, NC	361	—	120,000 (3)

Citrus Park	Tampa, FL	287	—	—
Soho Square	Tampa, FL	—	192	17,000

Carlyle II	Washington, D.C.	330	—	5,000
Park	Washington, D. C.	321	70	1,600

		3,034	489	224,300

Approx. Projected Total
Development Costs (4)
For Rent	For Sale
$610	$190

(1)	Land owned in joint venture. The company currently expects to develop the condominiums in a 50/50 partnership. The Company’s share of projected development costs is included in total projected development costs.

(2)	Site under contract to purchase. There can be no assurance that these acquisitions will close.

(3)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(4)	The projected project costs of proposed retail component are included in the total projected development costs of the for rent and for sale components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	As of December 31, 2006
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	December 31, 2006	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$800	$48,133	$16,200	127	37
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$156	41,139	10,600	152	66

			890						$89,272	$26,800	279	103

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
		December 31, 2006		As of December 31, 2006			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$2,399	$70	$2,469	$4,807	$264	$5,071	$11,129	2Q 2006	2Q 2008	4Q 2008
Post Worthington™	1,752	211	1,963	5,834	408	6,242	4,358	1Q 2006	3Q 2007	4Q 2007

	$4,151	$281	$4,432	$10,641	$672	$11,313	$15,487

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $2,600 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Conversion Projects
(Dollars in thousands)

					# of Rental Units	Average					Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Transfer Price Per	Book Value as of					Available
Project	Location	Completed	Start Date	Units	December 31, 2006	Sq. Ft. (1)	Price (2)	Unit	December 31, 2006 (3)		Total	Closed	Under Contract	for Sale
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$160	$210		127	126	1	—
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	250	1,941	(8)	121	111	4	6
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	1	1,036	37,000	180	9,543		206	101	9	96
RISETM	Houston, TX	2000	Q2 2006	143	49	1,407	26,250	184	18,752		143	35	5	103
Hyde Park WalkTM	Tampa, FL	1997	Q2 2005	134	—	890	16,755	125	—		134	134	—	—

									$30,446		731	507	19	205

	Three months ended			Three months ended			Year ended			Year ended			Cumulative through
	December 31, 2006			December 31, 2005			December 31, 2006			December 31, 2005			December 31, 2006
			FFO			FFO			FFO
			Incremental			Incremental			Incremental			FFO			FFO
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Incremental	Units	Gross	Incremental
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Gain on Sale (6)(7)	Closed	Revenues	Gain on Sale (6)
588TM	1	$300	$(112)	21	$5,995	$925	23	$7,322	$225	103	$26,675	$3,228	126	$33,997	$3,453
The Peachtree ResidencesTM (5)	13	5,344	141	20	5,906	68	64	21,857	96	45	15,098	359	109	36,955	455
Harbour Place City Homes™	14	3,744	356	—	—	—	97	24,772	1,674	—	—	—	97	24,772	1,674
RISETM	18	4,378	237	—	—	—	35	8,520	141	—	—	—	35	8,520	141
Hyde Park WalkTM	—	—	—	—	—	—	—	—	—	134	29,337	6,177	134	29,337	6,177

	46	13,766	622	41	11,901	993	219	62,471	2,136	282	71,110	9,764	501	133,581	11,900
Other	—	1	(307)	—	—	(163)	—	72	(634)	—	—	(531)	—	72	(1,165)

	46	$13,767	$315	41	$11,901	$830	219	$62,543	$1,502	282	$71,110	$9,233	501	$133,653	$10,735

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including total estimated construction costs of ground-up condominiums being developed (see page 16) of approximately $62.6 million and book value of unsold condominium conversions above, committed capital to the condominium business at December 31, 2006 totaled approximately $93.0 million.

(4)	Unit status is as of January 29, 2007. There can be no assurance that condominium units under contract will close.

(5)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO, represents gross amounts at the unconsolidated entity level.

(6)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the “transfer price” as described in note 2 above.

(7)	Excludes the impact of income tax expense (benefit) attributable to gains on condominium sales of $(59) and $594 for the three months and year ended December 31, 2005, respectively. There was no income tax expense (benefit) in 2006.

(8)	Represents the Company’s 35% equity investment in an unconsolidated entity.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q2 2005
Post Ballantyne	Charlotte, NC	319	2004	$116,771	$37,250,000

2005 YTD Total					$37,250,000

Average Cap Rate – Acquisitions – 2005					5.6%	(1)

Q1 2006
Post Barton Creek™	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa™	Austin, TX	148	1992	$132,095	19,550,000

Q3 2006
Post Fallsgrove	Washington D.C. Area	361	2003	$227,465	$82,115,000	(2)

Q4 2006
Post Bay at Rocky Point™	Tampa, FL	150	1997	$155,000	$23,250,000

2006 YTD Total					$151,615,000

Average Cap Rate – Acquisitions – 2006					4.6%	(3)

Dispositions

Q2 2005
Post American Beauty Mill™	Dallas, TX	80	1998	$63,125
Post Bennie Dillon™	Nashville, TN	86	1999	$119,767
Post Corners®	Atlanta, GA	460	1986	$63,696
Post Walk®	Atlanta, GA	476	1984-1987	$88,445
Post White Rock®	Dallas, TX	207	1988	$59,420	$99,050,000

Q3 2005
Post Village®	Atlanta, GA	1,738	1983-1988	$76,237	$132,500,000

2005 YTD Total					$231,550,000

Average Cap Rate – Dispositions – 2005					5.9%	(4)

Q3 2006
Post Uptown Square™	Denver, CO	696	1999-2001	$169,540	$118,000,000

Q4 2006
Post Summit®	Atlanta, GA	148	1990	$107,365	$15,890,000
Post Valley®	Atlanta, GA	496	1988	$82,379	$40,860,000

2006 YTD Total					$174,750,000

Average Cap Rate – Dispositions – 2006					4.7%	(4)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that the seller had previously entered into in connection with the community and other amounts it plans to spend to improve the community.

(2)	The Company may be required to pay additional purchase consideration of up to $6.6 million based on a share of the appreciation in the value of the community, if any, over the next four years.

(3)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to Post Bay at Rocky Point™ which is undergoing renovation and is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $7.0 million (Post Barton Creek™/Park Mesa™ — $1.2 million, Post Fallsgrove — $3.3 million, Post Bay at Rocky Point™ — $2.5 million) relating to closing costs and other amounts it plans to spend to improve these communities.

(4)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2006 and 2005 is detailed below.

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Development and acquisition expenditures (1)	$109,210	$11,836	$295,979	$116,710
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	4,151	—	10,641	—
Other community additions and improvements (3)	1,518	1,871	5,964	4,508
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,002	2,750	11,145	9,921
Corporate additions and improvements	557	615	3,480	1,771

	$117,438	$17,072	$327,209	$132,910

Other Data
Capitalized interest	$2,881	$1,354	$9,942	$2,907

Capitalized development costs and fees (5)	$518	$337	$1,884	$1,219

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for major community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 18).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion Communities
The Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, originally containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $5,446 at December 31, 2006. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $104 at December 31, 2006 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	December 31,
	2006	2005
Balance Sheet Data
Real estate assets, net of accumulated depreciation of $11,039 and $8,349, respectively	$93,614	$96,000
Assets held for sale, net (1)	3,027	17,715
Cash and other	4,067	1,770

Total assets	$100,708	$115,485

Mortgage notes payable	$66,998	$66,999
Mortgage notes payable to Company	—	5,967
Other liabilities	1,107	996

Total liabilities	68,105	73,962
Members’ equity	32,603	41,523

Total liabilities and members’ equity	$100,708	$115,485

Company’s equity investment	$16,883	$20,647

(1)	Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental	$2,823	$2,708	$11,447	$10,789
Other property revenues	188	195	799	840

Total revenues	3,011	2,903	12,246	11,629

Expenses
Property operating and maintenance	1,072	1,013	3,948	3,689
Depreciation and amortization	664	657	2,650	2,621
Interest	688	688	2,752	2,752

Total expenses	2,424	2,358	9,350	9,062

Income from continuing operations	587	545	2,896	2,567

Discontinued operations
Loss from discontinued operations	17	(57)	(343)	(176)
Gains on sales of real estate assets, net	1,050	984	2,947	2,834
Loss on early extinguishment of debt	—	—	—	(273)

Income from discontinued operations	1,067	927	2,604	2,385

Net income	$1,654	$1,472	$5,500	$4,952

Company’s share of net income	$562	$473	$1,813	$1,767

For the periods presented, gains on sales of real estate assets represent net gains from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three months and year ended December 31, 2006 and 2005 was as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Condominium revenue	$5,344	$5,906	$21,857	$15,098
Condominium costs and expenses	(4,294)	(4,922)	(18,910)	(12,264)

Gains on condominium sales, net	$1,050	$984	$2,947	$2,834

At December 31, 2006, mortgage notes payable include a $49,998 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
In 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company had a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. In the second quarter of 2006, the mortgage note payable was retired from the proceeds of condominium sales.
Land Entities
At December 31, 2006, the Company holds a 50% equity interest in a limited liability company whose sole investment consists of a partnership interest in an entity (the “Land Partnership”) which holds land for future development. At December 31, 2006, the Land Partnership had total assets of $26,157, principally land held for future development, total liabilities of $12,582 (including a secured note payable of $12,000 to the Company) and total equity of $13,575 (including the Company’s equity investment of $3,911).

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended December 31, 2006 for properties stabilized by the beginning of the quarter ended December 31, 2006 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended December 31, 2006 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
	December 31, 2006	Adjustments		Adjusted
Income Statement Data
Rental revenues	$72,439	$(1,060)	(1)	$71,379
Other property revenues	4,110	(169)	(1)	3,941

Total rental and other revenues (A)	76,549	(1,229)		75,320
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	34,328	(6,599)	(1)	27,729

Property net operating income (Table 1) (A-B)	$42,221	$5,370		$47,591	(2)

Apartment units represented	21,745	(1,535)	(3)	20,210

	As of			As
	December 31, 2006	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$3,663	$—		$3,663
Construction in progress and real estate assets acquired, at cost	135,428	19,704	(4)	155,132
Land held for future development	92,800	—		92,800
For-sale condominiums and assets held for sale	43,940	(5,873)	(5)	38,067
Investments in and advances to unconsolidated real estate entities (6)	32,794	(16,883)	(6)	15,911
Other assets (7)	39,210	—		39,210
Cash and other assets of unconsolidated real estate entities	4,067	(2,643)	(8)	1,424

	$351,902	$(5,695)		$346,207

Other Liability Data
Tax-exempt debt	$9,895	$—		$9,895
Other notes payable	1,023,884	—		1,023,884
Other liabilities (9)	112,357	(11,303)	(9)	101,054
Total liabilities of unconsolidated real estate entities (10)	68,105	(44,268)	(10)	23,837

	$1,214,241	$(55,571)		$1,158,670

Other Data
Liquidation value of preferred shares	95,000	—		95,000
Common shares outstanding	43,486	—		43,486
Common units outstanding	705	—		705

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($988) and other property revenues ($66) and property operating and maintenance expenses (excluding depreciation and amortization) ($375) from Post Biltmore™ and Post Massachusetts Avenue™ (properties accounted for under the equity method of accounting). The adjustments include additions for rental revenues ($527) and other revenues ($28) and property operating and maintenance expenses ($255) from Post Oak™, a community classified as held for sale and included in discontinued operations. The adjustments reflect a reduction for revenues ($116) and other revenues ($11) and property operating and maintenance expenses ($286) generated by Post Bay at Rocky Point™, a community acquired during the three months ended December 31, 2006. The adjustments reflect a reduction for revenues ($10) and other revenues ($9) and property operating and maintenance expense ($160) generated by Post Carlyle™, a community under construction and lease-up during the three months ended December 31, 2006. In addition, the adjustments reflect a reduction of rental revenues ($283) and other revenues ($9) and property and operating maintenance expenses (excluding depreciation and amortization) ($417) generated by the Harbour Place City Homes™ and RISE™ units being converted to condominiums. Also, the adjustments reflect a reduction of rental revenues ($2,166) and other revenues ($234) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,163) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,881) and the impact of straight-lining long-term ground lease expense ($322).

(2)	Property NOI, as adjusted, includes net operating income of Post Chastain® and Post Worthington™ which were being rehabilitated during the three months ended December 31, 2006. See page 18 for further information regarding rehabilitation activities and net operating income for these properties for the three months ended December 31, 2006.

(3)	The adjustment reflects a reduction for 1,031 units currently under construction at Post Eastside™, Post Hyde Park®, Post Carlyle™ and Post Alexander™, a reduction for 65% of the 545 units held in Post Biltmore™ and Post Massachusetts Avenue™ (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units and a reduction for 150 units at Post Bay at Rocky Point, a community acquired in the fourth quarter of 2006.

(4)	The “As Adjusted” amount represents the construction in progress balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed.

(5)	The adjustment reflects a reduction for the depreciated book value of Post Oak™ a community held for sale and included in discontinued operations and an increase for its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™). The “As Adjusted” amount represents the book value of its wholly-owned condo conversion assets (588™, Harbour Place City Homes™ and RISE™) and its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™) and the book value of various land parcels held for sale.

(6)	The adjustment reflects a reduction for the investments in Post Biltmore™ and Post Massachusetts Avenue™ as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” amount represents the Company’s investment in and advances to unconsolidated land entities.

(7)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(8)	The “As of December 31, 2006” amount represents cash and other assets of unconsolidated apartment and condominium conversion entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($2,643) of unconsolidated apartment and condominium conversion entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of unconsolidated apartment and condominium conversion entities.

(9)	The “As of December 31, 2006” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(10)	The “As of December 31, 2006” amount represents total liabilities of unconsolidated apartment and condominium conversion entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated apartment and condominium conversion entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated apartment and condominium conversion entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	December 31, 2006
Total rental and other revenues	$75,320	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	27,729	(a)

Property net operating income	47,591
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,260)
Assumed property capital expenditure reserve ($300 per unit per year based on 20,210 units)	(1,516)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$43,815

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$175,260

	As of
Calculation of Implied Market Value of Company Gross Real Estate Assets	December 31, 2006
Implied market value of common shares and units	$2,019,529	(b)
Other assets, as adjusted	(346,207	)(a)
Other liabilities, as adjusted	1,158,670	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross real estate assets (B)	$2,926,992

Implied Portfolio Capitalization Rate, based on Company’s stock price as of December 31, 2006 (A÷B)	6.0%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at December 31, 2006	44,191
Per share market value of common stock at December 31, 2006	$45.70

Implied market value of common shares and units at December 31, 2006	$2,019,529

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense, losses on early extinguishment of indebtedness and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO. Prior period amounts have been conformed to the current period presentation.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Year ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
Total same store NOI	$40,846	$38,780	$39,377	$156,890	$148,075
Property NOI from other operating segments	1,375	1,698	1,658	5,632	4,051

Consolidated property NOI	42,221	40,478	41,035	162,522	152,126

Add (subtract):
Interest income	279	78	175	1,261	661
Other revenues	202	59	49	402	255
Minority interest in consolidated property partnerships	(80)	28	(85)	(257)	239
Depreciation	(17,227)	(16,896)	(16,966)	(67,328)	(70,435)
Interest expense	(13,199)	(12,916)	(13,609)	(54,049)	(55,638)
Amortization of deferred financing costs	(875)	(954)	(882)	(3,526)	(4,661)
General and administrative	(5,038)	(4,800)	(4,406)	(18,502)	(18,307)
Investment, development and other expenses	(1,924)	(974)	(1,332)	(6,424)	(4,711)
Severance expense	—	(796)	—	—	(796)
Gains (losses) on sales of condominiums, net	2,356	(163)	1,611	12,378	(531)
Equity in income of unconsolidated real estate entities	562	473	527	1,813	1,767
Other income	—	—	1,401	3,095	5,267
Minority interest of common unitholders	(82)	(108)	(87)	(451)	120

Income from continuing operations	7,195	3,509	7,431	30,934	5,356
Income from discontinued operations	39,688	2,077	28,370	70,535	136,592

Net income	$46,883	$5,586	$35,801	$101,469	$141,948

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q4 ’06	Q4 ’06	Q4 ’06
	December 31,	December 31,	September 30,	vs. Q4 ’05	vs. Q3 ’06	% Same
	2006	2005	2006	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$26,595	$25,490	$26,616	4.3%	(0.1)%
Dallas	11,074	10,842	11,281	2.1%	(1.8)%
Washington, D.C.	8,505	8,035	8,590	5.8%	(1.0)%
Tampa	7,171	6,598	7,019	8.7%	2.2%
Charlotte	3,577	3,399	3,688	5.2%	(3.0)%
New York	3,509	3,203	3,426	9.6%	2.4%
Houston	2,749	2,613	2,735	5.2%	0.5%
Orlando	1,017	976	995	4.2%	2.2%

Total rental and other revenues	64,197	61,156	64,350	5.0%	(0.2)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	9,732	8,930	10,399	9.0%	(6.4)%
Dallas	4,730	4,843	5,298	(2.3)%	(10.7)%
Washington, D.C.	2,204	2,548	2,840	(13.5)%	(22.4)%
Tampa	3,095	2,498	2,690	23.9%	15.1%
Charlotte	1,111	995	1,139	11.7%	(2.5)%
New York	953	985	874	(3.2)%	9.0%
Houston	1,153	1,158	1,328	(0.4)%	(13.2)%
Orlando	373	419	405	(11.0)%	(7.9)%

Total	23,351	22,376	24,973	4.4%	(6.5)%

Net operating income
Atlanta	16,863	16,560	16,217	1.8%	4.0%	41.3%
Dallas	6,344	5,999	5,983	5.8%	6.0%	15.5%
Washington, D.C.	6,301	5,487	5,750	14.8%	9.6%	15.4%
Tampa	4,076	4,100	4,329	(0.6)%	(5.8)%	10.0%
Charlotte	2,466	2,404	2,549	2.6%	(3.3)%	6.0%
New York	2,556	2,218	2,552	15.2%	0.2%	6.3%
Houston	1,596	1,455	1,407	9.7%	13.4%	3.9%
Orlando	644	557	590	15.6%	9.2%	1.6%

Total same store NOI	$40,846	$38,780	$39,377	5.3%	3.7%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Year ended
	December 31,	December 31,
	2006	2005	% Change
Rental and other revenues
Atlanta	$104,314	$100,594	3.7%
Dallas	44,316	42,632	4.0%
Washington, D.C.	33,584	31,578	6.4%
Tampa	27,903	25,680	8.7%
Charlotte	14,296	13,300	7.5%
New York	13,509	12,342	9.5%
Houston	10,848	9,992	8.6%
Orlando	3,991	3,699	7.9%

Total rental and other revenues	252,761	239,817	5.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	39,448	36,685	7.5%
Dallas	19,945	19,197	3.9%
Washington, D.C.	10,618	10,682	(0.6)%
Tampa	10,839	10,162	6.7%
Charlotte	4,520	4,242	6.6%
New York	3,844	3,738	2.8%
Houston	5,080	5,468	(7.1)%
Orlando	1,577	1,568	0.6%

Total	95,871	91,742	4.5%

Net operating income
Atlanta	64,866	63,909	1.5%
Dallas	24,371	23,435	4.0%
Washington, D.C.	22,966	20,896	9.9%
Tampa	17,064	15,518	10.0%
Charlotte	9,776	9,058	7.9%
New York	9,665	8,604	12.3%
Houston	5,768	4,524	27.5%
Orlando	2,414	2,131	13.3%

Total same store NOI	$156,890	$148,075	6.0%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Annually recurring capital expenditures by operating segment
Same store	$1,714	$2,413	$9,667	$7,846
Construction and lease-up	129	86	503	433
Condominium conversion communities	—	25	2	133
Acquired	81	56	271	92
Other segments	78	170	702	1,417

Total annually recurring capital expenditures per statements of cash flows	$2,002	$2,750	$11,145	$9,921

Periodically recurring capital expenditures by operating segment
Same store	$971	$1,591	$2,822	$3,094
Construction and lease-up	278	3	702	296
Condominium conversion communities	—	17	—	75
Acquired	13	—	25	5
Other segments	256	260	2,415	1,038

Total periodically recurring capital expenditures per statements of cash flows	$1,518	$1,871	$5,964	$4,508

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Year ended
	December 31,
	2006	2005
Income from continuing operations	$30,934	$5,356

Minority interest of common unitholders	451	(120)
Other income	(3,095)	(5,267)
Losses (gains) on sales of condominiums, net	(12,378)	531
Gains on sales of real estate assets – unconsolidated entities	(482)	(612)
Depreciation expense	67,328	70,435
Depreciation (company share) of assets held in unconsolidated entities	906	969
Interest expense	54,049	55,638
Interest expense (company share) of assets held in unconsolidated entities	986	1,164
Amortization of deferred financing costs	3,526	4,661

Income available for debt service (A)	$142,225	$132,755

Interest expense	$54,049	55,638
Interest expense (company share) of assets held in unconsolidated entities	986	1,164

Interest expense for purposes of computation (B)	55,035	56,802
Dividends and distributions to preferred shareholders and unitholders	7,637	7,637

Fixed charges for purposes of computation (C)	$62,672	$64,439

Interest coverage ratio (A÷B)	2.6x	2.3x

Fixed charge coverage ratio (A÷C)	2.3x	2.1x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of December 31,
	2006	2005
Total real estate assets per balance sheet	$2,028,580	$1,899,381
Plus:
Company share of real estate assets held in unconsolidated entities	41,344	39,800
Company share of accumulated depreciation – assets held in unconsolidated entities	3,864	2,922
Accumulated depreciation per balance sheet	547,477	516,954
Accumulated depreciation on assets held for sale	4,035	—

Total undepreciated real estate assets (A)	$2,625,300	$2,459,057

Total debt per balance sheet	$1,033,779	$980,615
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	(3,879)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,048,678	$1,000,186

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	39.9%	40.7%

Total debt per balance sheet	$1,033,779	$980,615
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	(3,879)

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,143,678	$1,095,186

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partners’ share of debt) (C÷A)	43.6%	44.5%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

December 31,
2006
Total shareholders’ equity, per balance sheet	$956,455
Plus:
Accumulated depreciation, per balance sheet	547,477
Accumulated depreciation held for sale assets, per balance sheet	4,035
Minority interest of common unitholders in Operating Partnership, per balance sheet	14,056
Less:
Deferred charges, net, per balance sheet	(12,400)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,414,623

Total common shares and units (B)	44,191

Company undepreciated book value per share (A÷B)	$32.01